ESCROW AGREEMENT

This Escrow Agreement, dated as of June 2, 2006 (“Escrow Agreement”), is entered into by and among Cogent Capital Investments LLC, a Delaware Limited Liability Company (“Cogent”), Cogent Capital Financial LLC, a Delaware Limited Liability Company (“CCF”), Innofone.com, Incorporated, a Nevada corporation (“INFN”) and Investors Bank & Trust Company, a Massachusetts trust company (“Escrow Agent”).

Whereas, Cogent and INFN are parties to a Securities Purchase Agreement, dated as of June 2, 2006; and

Whereas, CCF and INFN are parties to the ISDA Master Agreement (the “Master Agreement”), the Equity Swap Confirmation, and the ISDA Credit Support Annex, each dated June 2, 2006 (collectively the “Swap Agreements”); and

Whereas, the Securities Purchase Agreement provides for the delivery of certain consideration and property to effect the transactions contemplated thereby; and

Whereas, the Swap Agreements provide for the delivery of the “Initial Exchange Amount” at the inception of the transactions contemplated thereby, which consists of (i) $1,375,000, of which $568,750 is due on closing and the balance of which is due on a deferred basis, (ii) 5,000,000 shares of INFN common stock and (iii) a warrant to purchase 5,000,000 shares of INFN common stock, during a 5-year term, at an initial exercise price per share of $1.20 (the “Warrant”); and

Whereas, Escrow Agent has agreed to serve as Escrow Agent pursuant to the terms set forth herein.

Now, therefore, the parties hereto agree to the following terms:

1. Deliveries in Escrow. On or before June 2, 2006 or, if the Extension (as defined below) has occurred, June 9, 2006 (the “Delivery Date”), Cogent and INFN shall deliver or deposit with the Escrow Agent according to the delivery instructions as outlined in Exhibit “B” the following (collectively the “Deliveries”):

(a)
By Cogent, US Treasury Notes and Strips with a market value on the date immediately preceding the date of delivery to the Escrow Agent of at least $50,000,000 based on current market quote at the time of delivery, together with a schedule listing for each Note and Strip the exact amount, maturity, and CUSIP number (the “Bonds”); and

(b)	By INFN,

(i)
1,850,000 shares of INFN common stock, par value $0.001 per share, CUSIP number 45768R305, in one certificate with standard restrictions as defined in the Securities Purchase Agreement issued in the name of Cogent (the “Common Shares”); and

(ii)
4,815,000 shares of INFN non-voting convertible redeemable preferred stock, par value $0.001 per share (each of which shares being initially convertible into 10 shares of Common Stock), in one certificate with standard restrictions as defined in the Securities Purchase Agreement issued in the name of Cogent (the “Preferred Shares”);

(iii)
the Initial Exchange Amount, consisting of (i) $568,750, (ii) 5,000,000 shares of Common Stock, CUSIP number 45768R305, in one certificate with standard restrictions as defined in the Securities Purchase Agreement issued in the name of CCF and (iii) the Warrant to purchase 5,000,000 shares of Common Stock (CUSIP number 45768R305), during a 5-year term, at an initial exercise price per share of $1.20, in one certificate with standard restrictions as defined in the Securities Purchase Agreement issued in the name of CCF; and

(iv)	$181,250 interest impound.

If all of the foregoing Deliveries are not received by the Escrow Agent on or before the Delivery Date or either of the Additional Conditions (as defined below) has not been satisfied on or before the Delivery Date, then the Escrow Agent shall be directed by either Cogent or INFN to terminate the Escrow Agreement and to return to Cogent and INFN their respective Deliveries, if any, made to the Escrow Agent on or before that date. An “Extension” shall occur if the Company shall pay to CCF and CCF shall receive, by no later than 5:00 p.m., New York time, on June 5, 2006, the sum of $250,000 (the “Extension Fee”), which shall be made in accordance with the wire transfer instructions set forth in Section 2(d) below and shall in all circumstances be non-refundable. If the Extension Fee is so received in a timely manner, Cogent and CCF shall promptly notify the Escrow Agent in writing of that an Extension has occurred. If an Extension occurs, the Delivery Date shall thereafter refer to June 9, 2006.

2. Disbursement of Deliveries. If the Escrow Agent receives all of the Deliveries on or before the Delivery Date and both of the Additional Conditions have been satisfied on or before the Delivery Date, then within three business days following the Delivery Date the Escrow Agent will be directed by Cogent or INFN to disburse the Deliveries as follows:

(a)	The Bonds will be transferred to account number 4739766 at Escrow Agent titled “Cogent Capital Financial for the benefit of Innofone.com” (the “Collateral Account”);

(b)	The Common Shares will be transferred to account number 4739699 at the Escrow Agent;

(c)	The Preferred Shares will be transferred to account number 4739699 at the Escrow Agent;

(d)
The 5,000,000 shares of Common Stock and the Warrant included in the Initial Exchange Amount will be transferred to account number 4739698 at the Escrow Agent. The $1,375,000 included in the Initial Exchange Amount shall be paid by wire transfer to Cogent’s account in accordance with the following instructions: Cogent Capital Financial account number 4739698 at Escrow Agent [(ABA no. 011001438; Short Name: Investors Bk Bos; ABA Lookup: Investors Bank & Trust Co., Boston, MA; Beneficiary’s Bank: 569530395; Beneficiary: 4739698; Reference for Beneficiary: Cogent Capital Financial)];

(e)	The interest impound will be transferred to account number 4739765 at Escrow Agent.

3. Collateral Account.

(a) CCF and INFN are parties to that certain ISDA Master Agreement, dated as of June 2, 2006 (the “Master Agreement”) and the Credit Support Annex thereto (the “CSA”), and have executed one Confirmation, dated as of June 2, 2006, evidencing the Transaction that is subject to the Master Agreement. CCF and INFN hereby notify the Escrow Agent that pursuant to the CSA and the Confirmation INFN has granted CCF a security interest in the Collateral Account and all financial assets and other items therein. The Escrow Agent acknowledges being so notified and confirms that it has no actual knowledge or notice of any restraint, security interest, lien or other adverse claim in or to the Collateral Account or any item therein. All items in the Collateral Account shall be treated as “financial assets” within the meaning of the New York Uniform Commercial Code (the “Code”).

(b) The Escrow Agent shall comply with all withdrawal, transfer, payment and redemption instructions, and all other entitlement orders (as defined in the Code) (collectively, “orders”) received from CCF (without further consent from INFN) concerning the Collateral Account. The Escrow Agent shall not honor any orders from INFN with respect to the Collateral Account, unless otherwise authorized to do so pursuant to written instructions from CCF. The Escrow Agent shall not change the name or account number of the Collateral Account without having received CCF’s prior express written consent thereto. INFN acknowledges that from time to time CCF may direct that amounts be distributed to CCF in payment of amounts due to CCF under the Equity Swap Confirmation and the other documents relating thereto, including payment of the Deferred Exchange Amount and any other amount owing to CCF thereunder. In providing orders or instructions to the Escrow Agent as contemplated by this Section 3(b), CCF shall do so acting in good faith and in accordance with the terms of the other Transaction Documents.

(c) The Escrow Agent waives, releases and agrees not to assert, exercise or claim any lien, encumbrance, right (including setoff right) or other claim against the Collateral Account or any financial asset, cash balance or other item therein, except with respect to payment (i) of customary fees and commissions with respect to the routine maintenance and operation of the Collateral Account or (ii) for financial assets duly purchased for the Collateral Account in accordance with the provisions hereof, in each case as provided for under any agreements between CCF and INFN relating to the Collateral Account. The Escrow Agent shall neither advance margin or other credit against the Collateral Account, nor hypothecate any financial assets carried in the Collateral Account, without the prior written consent of CCF. Except as required by law, the Escrow Agent shall not agree with any other person or entity that it will comply with any withdrawal, transfer, payment and redemption instructions, or any other entitlement or other orders, from such person or entity concerning the Collateral Account or any items therein, without the prior written consent of CCF and any such agreement entered into without such consent shall be null and void.

4. Additional Conditions.

(a) The “Registration Rights Condition” shall be deemed to have been satisfied upon CCF’s providing written notice to the Escrow Agent confirming that CCF and INFN have entered into a registration rights agreement, in form and substance reasonably satisfactory to CCF, granting CCF demand and piggyback registration rights with respect to the shares to be delivered to CCF pursuant to Section 1(b) above.

(b) The “Swap Documents Condition” shall be deemed to have been satisfied upon CCF’s providing written notice to the Escrow Agent confirming that CCF has received all of the documents referred to in Section 3(b) of the Schedule to the Master Agreement.

(c) The Registration Rights Condition and the Swap Documents Condition are collectively referred to herein as the “Additional Conditions.”

5. Duty of the Escrow Agent. The sole duties and responsibilities of the Escrow Agent shall be to receive and hold the Deliveries, and disburse the Deliveries pursuant to Section 2 of this Agreement and to perform the duties and responsibilities with respect to the Collateral Account expressly set forth in writing herein (and in its standard securities accounts documentation and terms and conditions as in effect from time to time, all of which shall apply to the Accounts to the extent not inconsistent with this Agreement). Escrow Agent is not responsible for any of the respective duties or obligations of INFN or CCF under the Master Agreement, the CSA or the Confirmations, and all references in this Agreement to the Master Agreement, the CSA or the Confirmations or any other agreements are for the convenience of the parties hereto, and Escrow Agent shall have no duties or responsibilities with respect thereto. Escrow Agent is not responsible for accounting or maintaining any records other than to document the property received and Deliveries disbursed as directed. Notwithstanding any item discussed herein, Escrow Agent has no discretion over the Deliveries deposited with it and cannot be held liable for any problem or dispute relating to such assets. All property received by the Escrow Agent in the Collateral Account will be reported for accounting purposes only.

6. Documents. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order, or other document and its sole responsibility shall be to act only as expressly set forth in this Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction by CCF and INFN.

7. Fees. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by INFN. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of property under the Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in the Escrow Agreement, or there is any assignment of interest in the subject matter of the Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to the Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from INFN; provided, however, that to the extent INFN is required to pay any such costs or expenses to the Escrow Agent pursuant to the provisions of this Section 7 as a result of the fault or negligence of CCF, INFN shall be entitled to recover such amount from CCF.

8. Indemnification of Escrow Agent. CCF and INFN, both jointly and severally hereby indemnify and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of the gross negligence of the Escrow Agent. To the extent INFN or CCF is required to pay any such loss, liability, damage, cost or expense to the Escrow Agent pursuant to the provisions of this Section 8 as a result of the fault or negligence of the other party, INFN or CCF, as applicable, shall be entitled to recover such amount from the other party. The Escrow Agent may consult counsel with respect of any question arising under the Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The obligation of CCF and INFN under this Section 8 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

9. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to Cogent:

Cogent Capital Investments LLC
Attn: Gregory L. Kofford, Senior Principal
11444 South 1780 East
Sandy, Utah 84092
Telephone: (801) 523-6063
Fax: (801) 576-0583

If to CCF:

Cogent Capital Financial LLC
Attn: Gregory L. Kofford, Senior Principal
11444 South 1780 East
Sandy, Utah 84092
Telephone: (801) 523-6063
Fax: (801) 576-0583

If to INFN:

Innofone.com, Incorporated
Attn: Alex Lightman
1431 Ocean Avenue, Suite 1500
Santa Monica, CA 90401
Telephone: 310-393-4357
Fax: 310-458-2844

If to Escrow Agent:

Investor’s Bank & Trust Company
For address and other contact information, see Exhibit B hereto.

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

10. Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

11. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. This is intended to be “an agreement” within the meaning of Section 8-110(e) of the Code and the terms “financial assets” and “entitlement orders” herein shall include the respective meanings given such terms in Article 8 of such Code.

12. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

13. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, or covenant contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, or covenant of this Escrow Agreement.

14. Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

15. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

16. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17. Resignations and Termination. Escrow Agent may resign upon 30 days advance written notice to the parties hereto. If a successor Escrow Agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent or interplead the Deliveries with such court, whereupon Escrow Agent’s duties hereunder shall terminate upon the naming of a successor or interpleader of the Deliveries. This Escrow Agreement shall terminate upon completion of the final disbursement by the Escrow Agent pursuant to paragraph 2 above.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

Innofone.com, Incorporated

By:/s/ Alex Lightman
Alex Lightman, Chief Executive Officer

Cogent Capital Investments LLC

By: /s/ Gregory L. Kofford
Gregory L. Kofford, Senior Principal

Cogent Capital Financial LLC

By: /s/ Gregory L. Kofford
Gregory L. Kofford, Senior Principal

Investors Bank & Trust Company

By: /s/ Ronald Gayton
Name: Ronald Gayton
Its: Director

Exhibit A

Escrow Agent fees

Annual Escrow Agent Fee: $3,000

Exhibit B
INVESTORS BANK & TRUST COMPANY
Delivery Instructions for Accounts Serviced out of:
BOSTON
Trust, Institutional Custody and Retirement Plan Services
Account #:	4739700	Account Name:	Cogent Capital Financial Escrow
Administrator:	Chris Woodfin	Phone	(617) 937-6374

Investors Bank Mailing Instructions
Investors Bank and Trust Company
Overnight
200 Clarendon Street, TAD 058, 16th Floor
Attn: Chris Woodfin
Boston, MA 02116
Regular Mail
P.O. Box 300, TAD 058
Attn: Chris Woodfin
Boston, MA 02117-0300

DTC Eligible Securities
Agent Bank Name: Investors Bank & Trust Company
*Agent Bank Number 26016
Institutional ID: 28166
DTC Participant Number: 2132
4739700 - Cogent Capital Investments Escrow

Government Issues Delivered Through Fed Book Entry
ABA #011001438
INV BK BOS/1020
Cogent Capital Investments Escrow - 4739700

GNMA Securities Delivered through Fed Book Entry effective 12/6/02
Federal Reserve Bank of Boston
ABA #011001438 -
Investors Bank & Trust Co. - Boston
Sub Account: #1020
FFC: (4739700 Cogent Capital Investments Escrow)

ACH Transfers
ABA # 011001438
4739700
Cogent Capital Investments Escrow

Fed Wire Cash Transfers
{3400} Receiving Bank:
ABA number: 011001438
Short Name: Investors Bk Bos
ABA Lookup: Investors Bank & Trust Co.
Boston, MA

{4100} Beneficiary’s Bank: 569530395
{4200} Beneficiary: 4739700
{4320} Reference for Beneficiary: Cogent Capital Investments Escrow

DTC Ineligible Securities -Unrestricted
The Bank of New York
One Wall Street, 3rd Floor
Window A
New York, NY 10286
A/C Name: Investors Bank & Trust Company
A/C#: 017198
4739700 Cogent Capital Investments Escrow

DTC Ineligible - Restricted / Non-transferable Securities (must be held in client name)
The Bank of New York
One Wall Street, 3rd Floor
Window A
New York, NY 10286
A/C Name: Investors Bank & Trust Company
A/C#: 017200
4739700 Cogent Capital Investments Escrow

DTC Ineligible - Restricted Securities (will be reregistered into nominee name)
The Bank of New York
One Wall Street, 3rd Floor
Window A
New York, NY 10286
A/C Name: Investors Bank & Trust Company
A/C#: 017195
Cogent Capital Investments Escrow - 4739700

Registration Instructions for Broker Accounts
Saturn & Co. Tax ID No. 04-2457313
IBT A/C #: 4739700
Account Name: Cogent Capital Investments Escrow
Attn: Trade Processing TAD 58
P.O. Box 9130
Boston, MA 02117-9130

DTC Eligible Physical Certificates Instructions
Depository Trust Company
55 Water Street
New York Window - Concourse Level
New York, NY 10041
Attn: Participant # 2132 - IBT
Attn: Robert Mendez
IBT Acct #: 4739700

Note: Send all legal documentation (ex. Stock powers) to the administrator at Investors Bank & Trust via mail